Exhibit 99.1 iRhythm Technologies Shares Preliminary Fourth Quarter 2023 Highlights and Business Update at the 42nd Annual J.P. Morgan Healthcare Conference SAN FRANCISCO, JANUARY 8, 2024 (GLOBE NEWSWIRE) – iRhythm Technologies, Inc. (NASDAQ:IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today announced preliminary fourth quarter operational highlights and a business update at the 42nd Annual J.P. Morgan Healthcare Conference. Recent Operational Highlights and Financial Outlook  Grew fourth quarter 2023 patient registrations in excess of 22% compared to the fourth quarter 2022  CAMELOT study published in the peer-reviewed American Heart Journal in December 2023, demonstrating higher clinical diagnostic yield and lower odds of retesting with Zio® long-term continuous monitoring service (LTCM) compared to other LTCM as well as to event recorder, mobile cardiac telemetry, and Holter; LTCM also associated with the lowest incremental health care cost and utilization compared to MCT, event recorder, and Holter  Submitted 510(k) to the Food and Drug Administration (FDA) for legacy changes made via letter to file to the Zio AT system  Received CE mark under European Union Medical Device Regulation (EU MDR) for the Zio® Monitor system and ZEUS system, enabling further global expansion and demonstrating our commitment to providing our highest quality product and services  Closed a five-year, $150 million term loan credit facility to strengthen the Company’s capital structure and ensure ongoing financial flexibility  Expects revenue for the full year 2024 of approximately $575 million to $585 million, representing growth of approximately 18-20% compared to the midpoint of 2023 guidance last updated in November 2023 “This past year has been truly transformative for iRhythm as we have made exceptional strides towards advancing our vision to bring innovative, trusted solutions to millions of patients,” said Quentin Blackford, iRhythm’s President and CEO. “In 2023, we accelerated momentum in both existing customer channels and new ones, initiated the largest product launch in the company’s history, released a refreshed patient mobile application to drive digital engagement, implemented enhancements like Afib burden into our Zio AT reports for our physician customers, published the CAMELOT data that showed monitoring with the Zio service is more likely to prevent retesting and get to a diagnosis, and opened our global business services center in the Philippines to continue driving operational efficiency on a global scale. I am so excited that we are rapidly approaching nearly 8 million reports posted since the company’s inception, and these important milestones are exemplary of the progress that we are driving at iRhythm to bring our platform technology to more patients worldwide.” “Moving into 2024, we are poised to build upon this momentum while making strategic investments for future growth opportunities. In addition to strength that we continue to see from our cardiology customer segment, we continue to be excited by the tremendous opportunity that exists to reach more patients by opening the primary care channel, and we have been encouraged that approximately 21% of U.S. Zio XT and monitor volumes in 2023 came through this prescriber group. We have line of sight to milestones within multiple international markets, intend to aggressively advance our product roadmap, and will continue to drive operational efficiency and financial sustainability through an intense focus on organizational discipline. With additional capital to invest in growth and our unique offering well positioned to deliver value to patients, physicians, healthcare systems, and shareholders, we have never been more excited for the future at iRhythm," concluded Mr. Blackford. Closing of Flexible, Non-Dilutive Senior Secured Term Loan Facility Today the Company also announced the closing of a five-year debt facility providing up to $150 million in capital from Braidwell LP, a healthcare-focused investment firm. An initial $75 million has been funded with the option to draw an additional $75 million over the next year. The proceeds of the transaction will be used to repay the Company’s outstanding debt and for other general corporate purposes. “As we continue to bring our Zio services to millions of patients globally and prepare for significant growth in the years to come, we are very pleased to strengthen iRhythm’s balance sheet with flexible, non-dilutive capital through our partnership with Braidwell, an existing iRhythm investor and a collaborative partner to the healthcare industry,” said Brice Bobzien, iRhythm’s Chief Financial Officer. “Since inception, iRhythm has been a pioneer in patch-based ambulatory cardiac monitoring by bringing artificial intelligence, relentless focus on the patient experience, and new models of care delivery to the digital healthcare space. This additional capital will allow us to continue pursuing this mission as we invest in technology initiatives and strategic pillars for growth.” Webcast and Conference Presentation Information At the upcoming 42nd Annual J.P. Morgan Healthcare Conference, iRhythm’s management is scheduled to present on Monday, January 8, 2024, at 4:30 p.m. Pacific Time/ 7:30 p.m. Eastern Time. Interested parties may access a live and archived webcast of the presentation on the “Events & Presentations” section of the company’s investor website at investors.irhythmtech.com. About iRhythm Technologies, Inc. iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all. About Braidwell Braidwell is a life science-focused investment firm dedicated to serving the people and organizations that transform human health. Braidwell provides flexible capital and thoughtful partnership to healthcare companies at all parts of the capital structure, across public, private, and structured capital markets. The Braidwell team is composed of experts across investment research, science, biostatistics, commercial analysis, and financial structuring. The firm manages $3.8 billion and is based in Stamford, Connecticut. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include statements regarding estimated revenue for 2024, estimated registration growth, financial guidance, international expansion, market opportunity, ability to penetrate the market, anticipated productivity improvements and expectations for growth and operational improvements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements. Investor Contact Stephanie Zhadkevich (919) 452-5430 investors@irhythmtech.com Media Contact Saige Smith (262) 289-7065 irhythm@highwirepr.com